Exhibit 10.20

Corporate Address Fannin South Professional Building, Suite 140 7707 Fannin Street Houston, Texas 77054 t: 832.968.4888

ADDENDUM TO EMPLOYMENT AGREEMENT

EMPLOYEE: Maurizio Chiriva-Internati	EFFECTIVE DATE: January 1, 2020

Annual cash compensation increase to: $380,000 annually

/s/ Maurizio Chiriva-Internati
Maurizio Chiriva-Internati, CEO and President

/s/ Tony Tontat
Tony Tontat, CFO and COO

844.KEY.CURE | www.kiromic.com